SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant                     [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to ss. 240.14a-12

                          Amylin Pharmaceuticals, Inc.
                (Name of Registrant as Specified In Its Charter)

                                  CARL C. ICAHN
                             DR. ALEXANDER J. DENNER
                               DR. THOMAS F. DEUEL
                               MR. JULES HAIMOVITZ
                                DR. PETER LIEBERT
                               DR. DAVID SIDRANSKY
                                  MR. MAYU SRIS
                               MR. JEFFREY MECKLER
                                  DR. ERIC ENDE
                                ICAHN PARTNERS LP
                          ICAHN PARTNERS MASTER FUND LP
                        ICAHN PARTNERS MASTER FUND II LP
                        ICAHN PARTNERS MASTER FUND III LP
                           ICAHN ENTERPRISES G.P. INC.
                         ICAHN ENTERPRISES HOLDINGS L.P.
                                   IPH GP LLC
                               ICAHN CAPITAL L.P.
                                ICAHN ONSHORE LP
                                ICAHN OFFSHORE LP
                                  BECKTON CORP.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

On April 23, 2009, Carl Icahn issued a press release in the form included herewith which contains the full text of a letter to Mr. James Wilson, which was transmitted by Mr. Icahn to Mr. Wilson prior to the issuance of the press release.


For Immediate Release                                       Contact Susan Gordon
April 23, 2009                                                      212 702-4309

             Icahn asks Amylin to allow discussions with Eastbourne

New York, New York. Carl Icahn announced today that he had sent the following letter to James Wilson, Lead Independent Director of Amylin Pharmaceuticals, Inc. (AMLN:NASDAQ).

                                                     April 23, 2009


Mr. James Wilson
Lead Independent Director
Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive
San Diego, CA  92121

Dear Jim:

If you are really serious about settling what you consider a debilitating proxy contest, I believe it is mandatory for you to take the necessary action to allow Eastbourne and myself to talk without the threat of your poison pill and Section 203 preventing these discussions. It is almost absurd that I and Eastbourne, separately, have had to ask you a number of times during last week and the week before to get permission to have these talks. As I have said, even in a dictatorship parties that disagree with the ruling regime are allowed to talk to each other. But not at Amylin.

I sincerely believe that as a result of these discussions and subsequent discussions among the three of us, there will be enough common ground to resolve the matter. What exactly are you afraid of? The alternative is for the Company and its stockholders to continue to be distracted because of the inexplicable intransigence of the current Board which continues to evidence itself in so many ways, e.g. the poison pill, the poison puts, and the failure to heed the views of your co-founder, Howard E. Greene, Jr., regarding Joseph Cook's board seat.

I look forward to your prompt response.

                                                     Sincerely,

                                                     Carl Icahn


SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, DR. ALEXANDER J. DENNER, DR. THOMAS F. DEUEL, MR. JULES HAIMOVITZ, DR. PETER LIEBERT, DR. DAVID SIDRANSKY, MR. MAYU SRIS, MR. JEFFREY MECKLER, DR. ERIC ENDE, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP., AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF AMYLIN PHARMACEUTICALS, INC, FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE AVAILABLE TO STOCKHOLDERS OF AMYLIN PHARMACEUTICALS, INC. FROM THE PARTICIPANTS AT NO CHARGE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

INFORMATION RELATING TO THE PARTICIPANTS IN THIS PROXY SOLICITATION IS CONTAINED IN SCHEDULE 14A FILED BY THE PARTICIPANTS WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH DOCUMENTS ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.